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                                                                    EXHIBIT 10.1


                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

         THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (this "Agreement") is entered into effective as of the 12th of November, 2001, by and between PARK PHARMACY CORPORATION, a Texas corporation with its principal place of business located at 10711 Preston Road, Suite 250, Dallas, Texas 75230 (the "Company"), and CRAIG MACKEY, an individual residing at 3705 Dustin Trail, Arlington, Texas 75016 (the "Executive").

                               W I T N E S S E T H

         WHEREAS, the Company desires to assure itself of the services of the Executive as an employee of the Company and the Executive is willing to so serve; and

         WHEREAS, as a condition to the Company extending employment to the Executive, the Executive has agreed not to compete with the Company as set forth below;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and restrictions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

                                A G R E E M E N T

1.       EMPLOYMENT TERMS AND DUTIES

         1.1 EMPLOYMENT. The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

         1.2 TERM. This Agreement shall be effective as of December 31, 2001 (the "Effective Date"). Subject to the termination provisions of Section 5, this Agreement shall remain in effect until December 31, 2002 (the "Initial Period"). At the expiration of the Initial Period, this Agreement shall automatically renew for successive periods of twelve (12) months each (a "Renewal Period") unless terminated by either party as of the end of the Initial Period, or until terminated by either party as of the end of any Renewal Period, with any such termination being made in accordance with Section 5. The term as hereinabove defined shall be referred to as the "Employment Period."

         1.3 POSITION AND RESPONSIBILITY.

         (a) POSITION. During the Employment Period, the Company shall cause the Executive to be employed and the Executive shall serve as an employee of the Company, as its Chief Executive Officer and President, and will have such duties as are assigned or delegated to the Executive by the Board of Directors of the Company, or, in the absence of such assignment or delegation, will have such duties as are normally associated with and inherent with such position.




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         (b) RESPONSIBILITIES. The Executive will devote such business time
         (which shall not be less than forty (40) hours during a regular work week), attention, skill, and energy to the business of the Company and its Affiliates (hereinafter defined) as shall be necessary to fulfill the Executive's duties and responsibilities hereunder. The Executive will use his best efforts to promote the success of the Company's business, and will cooperate fully with the Board of Directors of the Company in the advancement of the best interests of the Company. For purposes of the preceding sentence, an "Affiliate" shall mean (i) any officer, director, member, manager, partner, trustee or controlling equity owner of such person; (ii) any person controlling, controlled by or under common control with such person or any person described in clause (i); and (iii) any officer, member, director, trustee, manager or controlling equity owner of any person described in (i) or (ii) above. For purposes of this definition, the term "control" shall mean the power to direct the management and policies of such person, directly or indirectly, by or through equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "affiliated," "controlling" and "controlled" shall have meanings correlative to the foregoing.

         (c) BOARD POSITION. The Company shall take all necessary or advisable action to cause the Company's shareholders and/or directors, as the case may be, to elect the Executive as a member of the Board of Directors of the Company for the Employment Period.

2.       COMPENSATION

         2.1      BASIC COMPENSATION.

         (a) SALARY. The Executive will, during the Employment Period, be paid an annual base salary of $175,000.00 (the "Salary"), which will be payable in equal periodic installments according to the Company's customary payroll practices for executives, but no less frequently than once per month. The Salary shall be subject to increase by the Company from time to time in its sole and absolute discretion.

         (b) BENEFITS. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, stock option, life insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

         (c) CAR ALLOWANCE. The Executive will, during the Employment Period, be paid a car allowance of $6,000.00 per annum, which will be payable in equal monthly payments of $500.00 according to the Company's payroll practices for executives.

         (d) STOCK OPTIONS. The Company agrees to grant to the Executive non-incentive stock options to acquire three million (3,000,000) shares of the Company's common stock, $0.001 par value per share ("Common Stock") (the "Stock Options"). The Stock Options shall have an exercise price equal to the fair market value of the Common Stock on the date the grant of the Stock Options is approved by the Company's Board of Directors or



EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 2
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         Executive Committee (the "Date of Grant"). The Stock Options shall vest one-third (1/3) on the Date of Grant, one-third (1/3) on the first
         (1st) anniversary of the Date of Grant and the remaining one-third
         (1/3) on the second (2nd) anniversary of the Date of Grant. The Stock Options shall also contain such other terms and provisions as are contained in the Company's form of Non-Qualified Stock Option Agreement pursuant to the Park Pharmacy 2000 Stock Incentive Plan (the "Plan"), although the Executive and the Company understand and agree that the Company shall determine, in its reasonable discretion, whether the Stock Options are issued under the Plan, another stock option plan to be adopted by the Company, or a "stand-alone" stock option agreement to be entered into between the Company and the Executive.

         (e) IMMEDIATE GRANT. Notwithstanding the foregoing provisions of this
         Section 2, all of the Stock Option shall immediately be granted by the Company and become immediately exercisable by the Executive in the event of a Change in Control (hereinafter defined). For purposes of the preceding sentence, a "Change of Control" shall have occurred if the Company is merged, consolidated or reorganized into or with another person, entity or group of entities under common control, if a majority of the outstanding capital stock or all or substantially all of the assets of the Company are sold to any other person, entity or group of entities under common control and, as a result of such merger, consideration, reorganization or sale of capital stock or assets, more than twenty percent (20%) of the combined voting power of the then outstanding voting securities of the surviving or acquiring person or entity immediately after such transaction are held in the aggregate by a person, entity or group of entities under common control who beneficially owned less than twenty percent (20%) of the combined voting power of the Company prior to such transaction.

         2.2 INCENTIVE BONUS. As additional compensation (the "Incentive Bonus") for the services to be rendered by the Executive pursuant to this Agreement, the Executive may also receive an annual bonus from the Company in an amount not to exceed fifty percent (50%) of the Salary, based upon such criteria and levels of performance as the Company and the Executive shall mutually agree in writing. The Executive and the Company shall use their best efforts to agree upon such criteria and levels of performance for the Incentive Bonus for the 2002 calendar year within thirty (30) days after the date this Agreement is fully executed and before January 31st of each successive calendar year during the Employment Period. Such criteria and levels of performance for the Incentive Bonus for each calendar year shall be divided between objectives to be achieved from January through June (the "First Half") and from July through December (the "Second Half") of each such calendar year during the Employment Period. Any Incentive Bonus payable from the Company to the Executive pursuant to this Section 2.2 shall be paid by the Company to the Executive semi-annually based upon the level to which the Company's objectives for each of the First Half and Second Half are achieved, with the Incentive Bonus for the First Half payable on or before July 31st of the year in which the Incentive Bonus was earned and with the Incentive Bonus for the Second Half payable on or before January 31st of the year following the year in which the Incentive Bonus was earned. The Chairman of the Board of Directors may, in his sole and absolute discretion, award partial payments of the Incentive Bonus if a portion, but not all, of a level of performance criteria is achieved. Any disputes regarding the award of an Incentive Bonus shall be resolved and conclusively determined by the Compensation



EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 3
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Committee of the Board of Directors and neither the Executive nor the Company shall contest such decision of the Board of Directors.

         2.3 WITHHOLDING. The Company may withhold from any payments made or benefits granted to the Executive under this Agreement all amounts that are required to be withheld with respect thereto under all applicable present and future tax laws, rules and regulations.

         2.4 KEY MAN INSURANCE. The Company may, but shall not be required to, purchase and pay the premiums on life insurance policies on the life of the Executive. The Company shall continue to be the owner and beneficiary of said policy, and the Executive hereby consents to the use of the assets of the Company for such purposes. In the event that the Company decides to purchase insurance on the life of the Executive, the Executive hereby agrees to cooperate fully by performing all the requirements of the insurer that are necessary conditions precedent to the issuance of such insurance policy. Any proceeds from such insurance policy shall be the property of the Company and the deceased Executive's heirs, devisees, personal representatives and spouse shall have no rights therein.

3.       FACILITIES AND EXPENSES

         The Company will furnish the Executive office space, equipment, supplies, and such other facilities and personnel, as the Company deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Company will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Company in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Company's employment policies for executives, including reasonable expenses incurred by the Executive in attending business meetings. The Executive must file expense reports with respect to such expenses in accordance with the Company's policies.

4.       VACATIONS AND HOLIDAYS

         For each successive twelve (12) month period during the Executive's Employment Period, the Executive will be entitled to paid vacation in accordance with the vacation policies of the Company in effect for its executive officers from time to time, but in no event less than three (3) weeks per calendar year. Such vacation shall be taken at such time or times reasonably acceptable to the Company. In no case shall vacation time utilized be in excess of two (2) consecutive weeks. The Executive also will be entitled to the paid holidays and other paid leave set forth in the Company's policies.

5.       TERMINATION

         5.1 EVENTS OF TERMINATION. The Employment Period, the Executive's Basic Compensation and Incentive Bonus, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Company will terminate (except as otherwise provided in this Section 5):




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         (a) upon the death of the Executive;

         (b) upon the disability of the Executive (as defined in Section 5.2) immediately upon written notice from either party to the other;

         (c) for cause (as defined in Section 5.3), immediately upon written notice from the Company to the Executive, or at such later time as such written notice may specify; and

         by either party as of the end of the Initial Period or any Renewal Period by written notice to the other party at least sixty (60) days in advance of the applicable period to be terminated.

         5.2 DEFINITION OF "DISABILITY". For purposes of Section 5.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve (12) month period, as determined in accordance with this Section 5.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Company and the Executive upon the request of either party by notice to the other. If the Company and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 5.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 5.2, and the Executive hereby authorizes the disclosure and release to the Company of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 5.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 5.2.

         5.3 DEFINITION OF "FOR CAUSE". For purposes of Section 5.1, the phrase "for cause" means: (a) the Executive's material breach of this Agreement or any other document, agreement or contract to which the Executive and the Company are a party, and such breach is not cured to the satisfaction of the Company within ten (10) days after the Company provides the Executive with written notice of such material breach; (b) the Executive's failure to adhere to any material written policy of the Company and such failure continues for a period of ten
(10) days after the Company provides the Executive with written notice of such failure; (c) the Executive's appropriation (or attempted appropriation) of a material business opportunity of the Company, including, without limitation, attempting to secure or securing, any personal profit in connection with any transaction entered into on behalf of the Company; (d) the Executive's commission (or attempt to commit) an act of fraud, illegality or theft in the course of employment with the Company that relates to the Company's assets, activities, operations or other employees; (e) the Executive's conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; and/or (f) the Executive's absence from his duties without the consent of the



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Company's Board of Directors for more than thirty (30) consecutive days for reasons other than illness or injury.

         5.4 OBLIGATIONS OF COMPANY UPON TERMINATION. (a) Notwithstanding anything in this Agreement to the contrary, the Company's only obligation on termination of the Executive's employment for cause shall be to pay the Executive any salary, accrued vacation, and unreimbursed business expenses accrued but unpaid as of the date of termination.

         (b) If the Company terminates the Executive's employment hereunder not for cause pursuant to Section 5.3, the Company shall pay to the Executive, within thirty (30) days after the Executive's effective date of termination, the sum of $175,000.00, and Cobra insurance payments for twelve (12) months after such termination date.

         (c) If the Company terminates the Executive's employment hereunder not for cause pursuant to Section 5.3, or for disability pursuant to
         Section 5.2, all of the Stock Options shall immediately be granted by the Company and become exercisable by the Executive.

6.       NON-DISCLOSURE COVENANT

         6.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. The Executive acknowledges that
(a) during the Employment Period and as a part of his employment, the Executive will be and has been afforded access to confidential information of the Company and its Affiliates including, but not limited to, financial data, customer and vendor lists and data, technical and commercial information relating to the development and marketing of the products of the Company ("Confidential Information") and that such information constitutes valuable, special and unique property of the Company; (b) public disclosure of such Confidential Information could have an adverse effect on the Company and its business; and (c) the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

         6.2 CONFIDENTIALITY AGREEMENTS OF THE EXECUTIVE. In consideration of the compensation and benefits to be paid or provided to the Executive by the Company under this Agreement, the Executive covenants as follows:

         (a) Both during and after the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person or firm, corporation, partnership, association or other entity for any reason or purpose except with the specific prior written consent of the Company or except as otherwise expressly permitted by the terms of this Agreement.

         (b) Any trade secrets of the Company and its Affiliates will be entitled to all of the protections and benefits under applicable law.

         (c) The Executive will not remove from the Company's or its Affiliates' premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized in



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         writing by the Company) any document, record, notebook, plan, model, component, device, or computer software owned by the Company or its Affiliates, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Company and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Company. Upon termination of this Agreement by either party, or upon the request of the Company during the Employment Period, the Executive will return to the Company all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

         6.3 DISPUTES OR CONTROVERSIES. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. In the event any arbitration or court proceeding is initiated relating to this Agreement, the parties to this Agreement agree to make good faith efforts to preserve the secrecy of any Confidential Information.

7.       NONCOMPETITION AND NON-INTERFERENCE

         7.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. The Executive acknowledges that:
(a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Company's business may be, in the future, national in scope and its products may be, in the future, marketed throughout the United States; (c) the Company competes with other businesses that are or could be located in any part of the United States; and (d) the provisions of this Section 7 are reasonable and necessary to protect the Company's business.

         7.2 COVENANTS OF THE EXECUTIVE. In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Company, the Executive covenants that he will not, directly or indirectly:

         (a) during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend the Executive's credit to or render services or advice to, any business whose products, services or activities compete in whole or in part with the products, services or activities of the Company or its Affiliates, anywhere within Texas where the Company or its Affiliates conduct or market such business or services.

         (b) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being carried on by the Company or its Affiliates, from any customer of the Company or its Affiliates, whether or not the Executive had



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         personal contact with such person during and by reason of the
         Executive's employment with the Company;

         (c) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was at the time of such solicitation, employment or engagement an employee, consultant or independent contractor of the Company or in any manner induce or attempt to induce any employee of the Company or its Affiliates to terminate his/her employment with the Company or its Affiliates; or (ii) at any time during the Employment Period and the Post-Employment Period, interfere with the Company's or its Affiliates' relationship with any person, including any person who is or was at any time during the Employment Period, an employee, contractor, supplier, or customer of the Company or its Affiliates; or

         (d) at any time during or after the Employment Period, including the Post-Employment Period, disparage the Company or its Affiliates or any of their shareholders, partners, members, other holders of equity in the Company, directors, officers, employees, or agents or any Affiliate of the foregoing.

         If any covenant in this Section 7.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

         The period of time applicable to any covenant in this Section 7.2 will be extended by the duration of any violation by the Executive of such covenant.

         The Executive will, while the covenant under this Section 7.2 is in effect, give written notice to the Company, within ten (10) days after accepting any other employment or consulting arrangement, of the identity of the Executive's new employer or contractor and all of the material or relevant terms of such employment or retention. The Company may notify such new employer that the Executive is bound by this Agreement and, at the Company's election, furnish such new employer with a copy of this Agreement or relevant portion thereof.

         The term "Post-Employment Period" means the one (1) year period beginning on the date of termination of the Executive's employment with the Company.

         7.3 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY. The Executive acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of this Agreement (including any provision of Sections 6 and 7) would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently, the Company and the Executive will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement. Without limiting the Company's rights under this Section 7.3 or any other remedies of the Company, if



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the Executive breaches any of the provisions of Section 6 or 7, the Company will have the right to cease making any payments otherwise due to the Executive under this Agreement.

         7.4 COVENANTS OF SECTIONS 6 AND 7 ARE ESSENTIAL AND INDEPENDENT COVENANTS. The covenants by the Executive in Sections 6 and 7 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Company would not have entered into this Agreement or employed or continued the employment of the Executive. The Company and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company.

         The Executive's covenants in Sections 6 and 7 are independent covenants and the existence of any claim by the Executive against the Company under this Agreement or otherwise, or against any other Person, will not excuse the Executive's breach of any covenant in Section 6 or 7.

         If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 6 and 7 and the Company in Section 5.

8.       GENERAL PROVISIONS

         8.1 REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE. The Executive represents and warrants to the Company that the execution and delivery by the Executive of this Agreement does not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         8.2 OBLIGATIONS CONTINGENT ON PERFORMANCE. The obligations of the Company hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

         8.3 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of



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such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         8.4 BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

         8.5 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or as provided in clause
(c) below, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to the Company:         Joe Park
                                    Chairman, Board of Directors
                                    Park Pharmacy Corporation
                                    10711 Preston Road, Suite 250
                                    Dallas, Texas 75230

         With mandatory
         copy to:                   Joyce-Marie Garay, Esq.
                                    Bell Nunnally & Martin LLP
                                    3232 McKinney Avenue, Suite 1400
                                    Dallas, Texas 75204
                                    214-740-1400
                                    214-740-1499 (facsimile)

         If to the Executive:       Craig Mackey
                                    3705 Dustin Trail
                                    Arlington, TX  76016

         8.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, and any other agreements, contracts or documents entered into by the parties as of the Effective Date, contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between or among any of the parties hereto. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         8.7 GOVERNING LAW. This Agreement will be governed by the law of the State of Texas without regard to conflicts of laws principles.



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         8.8 CONSENT TO JURISDICTION. THE EXECUTIVE HEREBY AGREES THAT ANY LEGAL
ACTION OR PROCEEDING AGAINST HIM WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT
IN THE COURTS OF THE STATE OF TEXAS IN DALLAS COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION AS THE COMPANY MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, THE EXECUTIVE ACCEPTS AND CONSENTS TO FOR HIMSELF, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY
THE COMPANY IN WRITING WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY HIM AGAINST THE COMPANY. The Executive hereby irrevocably consents that all process served or brought against him with respect to any such proceeding in any such court in Texas shall be effective and binding service in every respect if sent by registered mail, or (if permitted by law) by Federal Express or other similar overnight courier service, to the Executive at his address set forth in Section
8.5 (or such other address as the Company is notified of in accordance with the provisions of Section 8.5). Nothing herein shall affect the right of the Company to serve process in any other manner permitted by law or shall limit the right of the Company to bring proceedings against the Executive in the courts of any other jurisdiction.

         8.9 WAIVER OF JURY TRIAL. EACH OF THE EXECUTIVE AND THE COMPANY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE EXECUTIVE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY ENTERING INTO THIS AGREEMENT.

         8.10 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         8.11 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         8.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 11

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of November 12, 2001.


                                       COMPANY:

                                       PARK PHARMACY CORPORATION



                                       By: /s/ JOE BUCK PARK
                                          --------------------------------------
                                       Printed Name: Joe Buck Park
                                                    ----------------------------
                                       Title:
                                             -----------------------------------




                                       EXECUTIVE:



                                             /s/ CRAIG MACKEY
                                       -----------------------------------------
                                                Craig Mackey



EMPLOYMENT AND NONCOMPETITION AGREEMENT - PAGE 12